Exhibit 10.21

LEASE AGREEMENT

By and Between

BVS PARTNERS, LLC

(“Landlord”)

And

GLOBAL TECHNOLOGY RESOURCES, INC.

(“Tenant”)

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is entered into by Landlord and Tenant (as defined below) as of this 15th day of August, 2010.

1. BASIC LEASE PROVISIONS.

A. Landlord/Contact:	BVS Partners, LLC
990 S. Broadway St.
Ste. 400
Denver, CO 80209
Attn: Glenn B. Smith

B. Tenant/Contact:	Global Technology Resources, Inc.
990 S. Broadway St.
Ste. 400
Denver, CO 80209
Attn: Glenn B. Smith

C. Premises:	That entire certain commercial building, located within the City and County of Denver, State of Colorado, and having a street address of 2941 W. 19th Ave., Denver, CO 80204, together with the land parcel on which such building improvements are constructed and all associated rights.

D. Leased Space Rentable Area:	6000 Square Feet, more or less

E. Term (Base):	One (1) year

F. Term (Renewal):	One (1) Additional Term of Two (2) years

G. Commencement Date:	August 15, 2010

H. Expiration Date (Base Term):	August 14, 2011 at 11:59 PM

I. Initial Term Rent:	- Rent/Per Square Foot: $16.00
- Rent/Monthly: $8,000.00

J. Extension Term Rent (1st year):	- Rent/Per Square Foot: $16.50
- Rent/Monthly: $8,250.00

K. Extension Term Rent (2nd year):	- Rent/Per Square Foot: $16.50
- Rent/Monthly: $8,250.00

L. Permitted Use:	Tenant may use and occupy the Premises only for general commercial business use and for those other uses reasonably incidental to that use.

M. Security Deposit:	$2,875.00 (Previously Paid)

2. ADDITIONAL COVENANTS AND OTHER DEFINED TERMS. In addition to the terms, covenants and agreements contained in this Lease Agreement, Tenant’s use and occupancy of the Premises is also subject to the additional covenants and other defined terms contained in Appendices 1-2, attached hereto and incorporated herein by reference.

3. LEASING AGREEMENT AND TERM. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises. The Term will commence on the Commencement Date and expire on the Expiration Date, unless earlier terminated as provided in this Lease.

4. USE OF PREMISES. Tenant can only occupy and use the Premises for the Permitted Use. Tenant will not occupy or use the Premises (or permit the occupancy or use of the Premises) for any illegal purpose or for any purpose which may create a nuisance to Landlord.

5. PAYMENT OF RENT. Tenant will pay Landlord at the address set forth above, or to such other person or such other place as directed by Landlord from time to time, without demand, notice, offset or deduction, except as otherwise provided in this Lease, all Rent due under the terms of this Lease. Regardless of whether Landlord fails to perform its obligations under this Lease, Tenant will remain responsible for paying the Rent, but Tenant will be permitted to pursue all of its legal and equitable remedies against Landlord which may be available as a result of Landlord’s failure to perform its obligations under this Lease. Tenant’s obligation to pay any Rent due and owing will not end even though this Lease may be terminated. Annual Rent is payable in equal monthly installments (1/12) in advance, and must be physically received by Landlord no later than the first day of each calendar month during the Term, except that the first pro rata portion of the monthly installment of annual Rent will be paid on the Commencement Date.

6. UTILITY SERVICES.

A. Water/Electricity/Gas/Phone/Cable Service: Tenant shall arrange and pay for all phone and cable services installation and utilization costs in the Premises. Water, electricity and gas shall not be furnished by Landlord, but shall be furnished by an approved water, electric and gas utility company serving the area. Landlord shall permit Tenant to receive such service direct from such utility company at Tenant’s cost and shall permit, at no cost to Tenant, Landlord’s water lines, wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Tenant shall make all necessary arrangements with the utility company(s) for separately metering and paying for water, electric current and gas furnished by it to the Premises and Tenant shall pay for all charges for water, electric current and gas consumed on the Premises during Tenant’s occupancy thereof. The water, electricity and gas used during the making of alterations or repairs in the Premises shall be paid for by Tenant. Tenant shall make no alterations or additions to the water, electric and gas equipment or appliances without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant covenants and agrees that at all times its use of water, electric current and gas shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.

B. Trash Service: Tenant shall arrange for and pay for the collection and disposal of all Tenant waste, which is to be labeled and disposed of in accordance with all applicable law, regulations and the like, as well as rules and regulations adopted by Landlord from time to time.

C. Other Utilities: Tenant shall arrange and pay for all other utilities or services to the Building, in addition to those specifically enumerated in this Section, now existing or hereinafter invented, and the installation and utilization thereof. Tenant shall make no alteration of the Building or Premises for the installation or use of any utilities without the written consent of Landlord.

D. Utility Payments: Tenant shall pay each respective utility company directly for any utilities which are metered or otherwise provided to the Premises.

E. Service Interruption: Landlord does not warrant against and shall not be liable to Tenant for any loss, injury or damage to property or otherwise caused by or resulting from any variation interruption, or failure of any utility services due to any cause whatsoever, or from failure to make any repairs or replacements or perform any maintenance. No interruption, variation, or failure of such services incident to the making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord’s control or any other reason shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder. Notwithstanding the foregoing, if there is an interruption of services which renders the Premises unusable for its intended purpose for more than ten (10) consecutive business days and such interruption is a result of factors within the reasonable control of Landlord, then Rent shall abate from the eleventh day until such services are restored; and if there is such an interruption of services which renders the Premises unusable for its intended purpose for more than thirty (30) consecutive days (other than as a result of Tenant’s negligence or misconduct or force majeure), then Tenant may terminate this Lease by written notice to Landlord delivered while such interruption continues.

7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

A. During the last sixty (60) days of the Term, if during that period Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy.

B. To have pass keys to the Premises.

C. To have access to the Premises for repairs and alterations to the Premises or to the Building.

D. To show the Premises to prospective tenants or brokers during the last six (6) months of the Term and to prospective purchasers at all reasonable times.

E. To approve the weight, size and location of all heavy equipment or articles, which approval Landlord will not unreasonably withhold. All heavy equipment or articles approved by Landlord may be moved in, about or out of the Building or the Premises only at the times and in the manner Landlord directs and in all events at Tenant’s sole risk and responsibility.

F. To change the Building’s name or street address, to install and maintain all signs on the exterior or interior of the Building, and to change the arrangement of Common Areas in the Building.

Upon at least three (3) Business Days’ prior notice (except in the case of an emergency, in which event no notice will be required), Landlord may enter upon the Premises and may exercise any or all of the foregoing rights without being deemed guilty of an eviction or disturbance of Tenant’s use or possession and without being liable to Tenant.

8. INSURANCE. At all times during the Term, Tenant will maintain Tenant’s Insurance and Landlord will maintain Landlord’s Insurance. Tenant will furnish Landlord with certificates evidencing Tenant’s Insurance.

9. SURRENDER OF PREMISES. Tenant agrees to maintain the Premises during the Term in as good condition as existed on the Commencement Date, ordinary wear and tear and fire and other casualty loss required to be insured against by Landlord being excepted. If Tenant fails to maintain the Premises in the required condition Landlord may restore the Premises to the required condition at Tenant’s sole cost and expense, and at Landlord’s sole option and election, Landlord may apply such of the Security Deposit as necessary to cover such cost and expense. Upon the expiration or termination of this Lease or termination of Tenant’s right of possession of the Premises, Tenant will remove all fixtures, furnishings and personal property not located within the Premises on the Commencement Date and will return the Premises to Landlord in the aforementioned good condition. In the event possession of the Premises is not immediately delivered to Landlord in the required good condition, Landlord may reasonably remove any property of Tenant located in the Premises without incurring any liability to Tenant.

10. DEFAULT AND REMEDIES.

A. The occurrence of any Event of Default will entitle Landlord to exercise any or all of its remedies described herein.

B. Upon the occurrence of an Event of Default, Landlord may at any time thereafter, either with or without notice or demand, and without limiting Landlord in the exercise of any rights or remedies that Landlord may have by reason of the occurrence of the Event of Default:

(1) Terminate this Lease and Tenant’s right to possession of the Premises and accelerate the Rent due under this Lease for the remainder of the Term, in which case Tenant must immediately surrender possession of the Premises to Landlord. Upon termination of this Lease and Tenant’s right to possession of the Premises, Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, without limitation, the cost of recovering possession of the Premises, reasonable attorneys’ fees, expenses of re-letting (including necessary and reasonable renovation and alteration of the Premises and reasonable broker’s fees), and the worth at the time of the judicial award of the amount by which the unpaid Rent for the balance of the Term exceeds the amount of Rent lost for the same period that Tenant proves could be reasonably avoided.

(2) Terminate Tenant’s right to possession of the Premises without terminating this Lease, in which case Landlord may re-enter the Premises and re-let all or any part of the Premises for a term different from that which otherwise would have constituted the balance of the Term and for rent and on terms and conditions different from those contained in this Lease, whereupon Tenant will be obligated to pay Landlord as damages the difference between the Rent provided to be paid in this Lease and that provided to be paid in any lease covering a subsequent re-letting of the Premises, for the period that would have otherwise constituted the balance of the Term, together with all of Landlord’s reasonable costs and expenses for preparing the Premises for re-letting, including, without limitation, all necessary and reasonable repairs and tenant finish improvements, reasonable brokers’ and attorneys’ fees, and all loss or damage that Landlord may sustain by reason of its re-entry and re-letting. Landlord will use reasonable efforts to mitigate its damages by re-letting the Premises; provided, however, that Landlord’s agreement to mitigate its damages will not require Landlord to re-let the Premises on the same terms and conditions as set forth in this Lease.

(3) Apply the Security Deposit toward unpaid monetary obligations of Tenant.

(4) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Colorado.

11. ASSIGNMENT AND SUBLETTING. Without the prior written consent of Landlord, which consent Landlord may reasonably withhold at its sole and absolute discretion, Tenant may not sublease, assign, mortgage, pledge or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise. If Tenant desires to enter into any sublease or other agreement relating to the occupancy of the Premises, or enter into any assignment of this Lease, Tenant will deliver a written request to Landlord, together with a copy of the proposed sublease, occupancy or assignment agreement at least thirty (30) days prior to the commencement date of the term of the proposed agreement. Any approved sublease, occupancy or assignment agreement must be expressly subject to the terms and conditions of this Lease, and Tenant will be required to physically pay to Landlord no later than the first day of each month during the term of the sublease or occupancy agreement (or during the remaining Term if this Lease is assigned), the excess of all rent and other consideration due from the subtenant, occupant or assignee for that month over the portion of the annual Rent due under this Lease for the same month which is allocable to the space sublet, occupied or assigned on a square footage basis. In the event of any approved sublease, occupancy or assignment agreement, Tenant will not be released or discharged from any liability, whether past, present or future, under this Lease.

12. LEASE EXECUTION. The execution of this Lease by Tenant and its delivery to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a lease and this Lease will become effective only if and when Landlord delivers a Landlord executed copy of this Lease to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or its agent does constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth in this Lease, and Tenant’s offer may not be withdrawn or revoked for thirty (30) days after Tenant’s execution and delivery.

13. ADDITIONAL PROVISIONS.

A. Extension Option. Subject to the following notice requirements, and provided that at the time of such notice Tenant is not in default under this Lease, Landlord hereby grants to Tenant the option to extend the original Term of this Lease for one (1) period of two (2) years (the “Extension Term”). Tenant shall exercise its option, if at all, by written notice to Landlord not less than three (3) months prior to the expiration of the Term, or any Extension Term (“Tenant’s Notice”). All the terms and provisions of this Lease shall apply to the Extension Term, except that (i) the annual Rent for the first year of the Extension Term shall be $14.50 per square foot of Rentable Area; (ii) the Rent for the second year of the Extension Term shall be $15.00 per square foot of Rentable Area; and (iii) Tenant shall have no further rights or options to renew or extend the Term of this Lease under this Lease Agreement. In the event Tenant timely exercises its option to extend the Term hereunder, Tenant agrees to sign an amendment to this Lease within ten (10) days after receipt from Landlord of execution counterparts of such amendment. Tenant’s failure to execute and deliver such amendment within said ten (10) day period shall be deemed an election by Tenant to withdraw its election to extend the Term, and said option and the exercise thereof shall be deemed cancelled and of no further force and effect.

B. Security Deposit. As security for the performance of its obligations under this Lease, Tenant, on execution of this Lease, shall maintain on deposit with Landlord the Security Deposit in the amount set forth elsewhere in this Lease, and agrees from time to time to pay Landlord within three (3) business days following receipt of a request, any sum or sums of money paid or deducted there from by Landlord pursuant to the provisions of this Lease, in order that at all times during the Term there shall be continually deposited with the Landlord, a sum which shall never be less than the amount originally deposited. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall the Security Deposit be a bar or a defense to any action that Landlord may commence against Tenant. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant’s obligations hereunder, but any such application or retention shall not have the effect of curing any such default. Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle the same with its other funds. Upon expiration of the Term hereof, the Security Deposit (or the balance thereof remaining after payment out of the same or deductions therefrom as provided above) shall be returned to the Tenant no later than thirty (30) days following such expiration. No interest shall be payable with respect to the Security Deposit, unless otherwise so required by law. Landlord or any owner of the Building may transfer or assign the Security Deposit to any new owner of the Building or to any assignee or transferee of this Lease or may credit the Security Deposit against the purchase price of the Building and upon such transfer or credit all liability of the transferor or assignor of such security shall cease and come to an end.

14. ENTIRE LEASE. This Lease and the attached appendices, if any, contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written.

(Signature Page Follows)

Lease Agreement/Signature Page:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD

BVS PARTNERS, LLC

By:
Gregory C. Byles, Member

By:
Glenn B. Smith, Member

By:
Lance K. Vierra, Member

TENANT

GLOBAL TECHNOLOGY RESOURCES, INC.,

By:
Gregory C. Byles, Chief Executive Officer

APPENDIX 1

DEFINED TERMS

Additional Covenants shall mean the terms, covenants and agreements contained in Appendix 2 which, together with the terms, covenants and agreements of the Lease, govern and control Tenant’s use and occupancy of the Premises.

Business Days shall mean Monday through Friday, generally recognized state and national holidays being excluded.

Business Hours shall mean 8:00 am to 6:00 pm daily (Saturdays, Sundays and Holidays excluded).

Common Areas shall mean, without limitation, the hallways, entryways, stairs, driveways, landscaped areas, walkways, terraces, docks, parking areas adjacent to the Building designated by Landlord from time to time, loading areas, trash, trash facilities and all other areas and facilities in and around the Building which are provided and designated from time to time by Landlord as Common Areas.

Event of Default shall mean the occurrence of any of the following:

(a) Failure by Tenant to pay any monthly installment of annual Rent or by the due date.

(c) Failure by Tenant to perform any act to be performed by Tenant hereunder or to comply with any condition or covenant contained herein other than as set forth in (a), above, or (d) or (e) below, and the continuation of such failure for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then Tenant will not be deemed to be in default if Tenant commences to cure the default within such thirty (30) day period and thereafter diligently prosecutes the cure to completion no later than ninety (90) days following Landlord’s written notice to Tenant of such default.

(d) The abandonment or vacation of the Premises by Tenant.

(e) If Tenant or any guarantor of Tenant’s obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(f) If any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof, or (ii) remains un-dismissed for a period of forty five (45) days.

Force Majeure Event shall mean any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees, guests or invitees), acts of other tenants or occupants of the Building, or any other cause beyond the reasonable control of Landlord.

Landlord’s Insurance shall mean (a) insurance coverage insuring Landlord against loss of, or damage to, the Building by reason of fire and certain other casualties, in an amount not less than one hundred percent (100%) of the full replacement cost of the Building and covering loss or damage by fire, and loss or damage arising out of the normal extended coverage perils, and (b) comprehensive or commercial general public liability insurance covering the Building in such amount, in such form, with such insurance carriers, and with such deductibles as Landlord may reasonably determine.

Lease Year shall mean each twelve-month period during the Term commencing on the Commencement Date.

Rent shall mean all amounts due under the Lease, excluding the Security Deposit.

Tenant’s Insurance shall mean commercial general liability (including contractual liability), contents, and property damage insurance on the Premises in such amounts, in such form, with such insurance carriers and with such deductibles as are reasonably satisfactory to Landlord.

Untenantable shall mean that the Premises cannot be used by Tenant in substantially the same manner and at the same times as Tenant utilized the Premises in the normal conduct of its business as of the Commencement Date.

APPENDIX 2

ADDITIONAL COVENANTS

1. USE OF COMMON AREAS. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the Common Areas in common with others entitled to use the Common Areas, subject to the terms of any covenants or agreements relating to such Common Areas. Without advance notice to Tenant and without incurring any liability to Tenant or entitling Tenant to any abatement of Rent, and without being deemed guilty of an actual or constructive eviction of Tenant, Landlord will have the right to close off any Common Areas for maintenance or repair and otherwise deal with the Common Areas in any other manner which Landlord in its reasonable judgment determines so long as Tenant is not thereby deprived of the substantial use and benefit of the Premises. In the event any change in the Common Areas results in a net loss or gain in the area of the Common Areas, Landlord may make an appropriate adjustment in the Rentable Area of the Building and a corresponding adjustment to Tenant’s Proportionate Share.

2. LANDLORD’S TITLE. Nothing contained in the Lease empowers Tenant to do any act which can, does or may encumber the interest or title of Landlord in and to the Building. Tenant will not permit any lien or claim for lien for work performed or otherwise to be filed against any part of the Building or the Premises. If any lien or claim for lien is filed, Tenant will immediately either have the lien or claim for lien released of record or will deliver to Landlord such security or other assurances reasonably requested by Landlord.

3. GROUND LEASE OR MORTGAGE BY LANDLORD. At Landlord’s election, the Lease will be subject and subordinate to (A) any ground, underlying or operating lease of the Building now or hereafter existing, and all amendments, renewals and modifications thereof, and (B) the lien of any mortgage or deed of trust encumbering the Building, or any such leasehold estate, now or hereafter existing in favor of any person or entity (each a “Mortgagee”), and all amendments, renewals and modifications thereof, and all advances made or to be made upon the security thereof. If Landlord elects to subordinate Tenant’s interest in the Lease to any such lease, mortgage or deed of trust, upon Landlord’s request, Tenant will execute such subordination agreement or agreements as may be reasonably required by the applicable lessor or Mortgagee. If Tenant’s interest in the Lease is subordinated pursuant to this Section, Tenant’s possession of the Premises will not be disturbed in the event of a lease termination based upon Landlord’s default under the ground or operating lease, or in the event of a foreclosure of the mortgage or deed of trust, so long as Tenant is not in default under the Lease. Regardless of whether Landlord requires Tenant to subordinate its interest in the Lease, if any mortgage or deed of trust encumbering the Building is foreclosed, or if any lease is terminated, upon request of the Mortgagee or lessor, Tenant will recognize the purchaser at any foreclosure sale under the mortgage or deed of trust, or the lessor under the lease (as the case may be), as Landlord under the Lease, and Tenant will execute such instruments as may be necessary or appropriate to evidence Tenant’s recognition of the purchaser or lessor as Landlord.

4. WAIVER AND INDEMNITY. Landlord and Tenant each waives any rights it may have against the other party on account of any loss or damage to its property (including the Building, the contents of the Building, and property located on or in the Common Areas) which arises from any risk covered by collectible fire and extended coverage insurance policies, whether or not such party may have been negligent or at fault in causing such loss or damage. Landlord and Tenant will obtain a clause or endorsement in the policies of insurance each party is required to obtain in connection with the Lease, in order to effect the waiver of the right of subrogation against the other party for loss covered by such insurance. It is understood that these subrogation waivers will be operative only as long as the waivers are available in the State of Colorado. Except to the extent any loss or damage is covered by proceeds from collectible insurance policies and except as otherwise provided in the Lease, (A) Tenant agrees to indemnify and hold harmless Landlord, its affiliates and agents, and their respective directors, shareholders, members, partners, and employees from any claims, demands, liabilities, costs and expenses arising from any breach or default by Tenant under the Lease, or from any negligence of Tenant, its agents and employees, and (B) Landlord agrees to indemnify and hold harmless Tenant, its agents and employees from any claims, demands, liabilities, costs and expenses arising from any breach or default by Landlord under the Lease, or from any negligence of Landlord, its agents and employees.

5. ALTERATIONS. Tenant will not make any significant alterations to the Premises without Landlord’s prior written consent, which consent Landlord may withhold at its sole and absolute discretion and Tenant will, if requested by Landlord, furnish Landlord with such documentation concerning the alteration as Landlord may reasonably request from time to time. Tenant will pay the cost of all alterations to the Premises. Subject to the provisions of this Section, if at any time during the Term Tenant intends to incorporate any new improvements into the Premises Tenant has the right to receive designations from Landlord whether Landlord will require removal of the new improvements upon expiration or termination of the Lease.

6. FIRE AND OTHER CASUALTY.

A. If the Premises or the Building are rendered partially Untenantable by fire or other casualty, Landlord will take such action as is reasonably necessary to promptly repair and restore the Untenantable portions of the Premises and the Building. During the period of Landlord’s restoration and repair, Rent will equitably abate on a per diem basis unless the Premises or the Building are made Untenantable as a result of or due to the fault or neglect of Tenant or its agents, employees or invitees. If, however, a registered architect selected by Landlord licensed to do business in the State of Colorado certifies that the required repairs and restorations cannot be completed within ninety (90) days from the date Landlord commences its repairs and restorations without employing extraordinary working methods, then Landlord may terminate the Lease, effective as of the date of the fire or other casualty, by giving Tenant written notice of Landlord’s election within ten (10) days after receipt of the architect’s certificate.

B. If (1) the Premises are made totally Untenantable by fire or other casualty and Landlord decides not to undertake any restoration or repair, or (2) the Building is totally destroyed by fire or other casualty and Landlord decides not to rebuild, Landlord may elect to terminate the Lease by written notice to Tenant within sixty (60) days after the fire or other casualty, in which case the Lease will terminate effective as of the date of the fire or other casualty.

7. EMINENT DOMAIN.

A. In the event the Premises are rendered partially Untenantable because a portion of the Premises or the Building is taken by eminent domain, Landlord will take such action as is reasonably necessary to promptly repair and restore the Untenantable portions of the Premises and the Building to the extent practicable in view of the portion so taken by eminent domain. The entire award made in connection with the partial taking will be paid to Landlord. In the event of a partial taking or condemnation of the Premises, the Rentable Area of the Premises then leased by Tenant will be reduced by the number of square feet of rentable area of the Premises so taken, and annual Base Rent will abate in proportion to the same ratio that the rentable area of the Premises so taken bears to the Rentable Area of the Premises prior to the taking.

B. In the event the Premises are rendered substantially Untenantable because all or a substantial portion of the Premises or the Building is taken by eminent domain, Landlord may elect to terminate the Lease by written notice to Tenant within sixty (60) days after Landlord’s receipt of notice of the exercise of eminent domain, in which case the Lease will terminate effective as of the date possession of the Premises or Building is tendered to the condemning authority. The entire award made in connection with the taking will be paid to Landlord, except that Tenant may receive from the award any portion paid on account of Tenant’s moving expenses and those improvements purchased by Tenant or installed by Tenant at Tenant’s expense, so long as Landlord’s award is not diminished by the portion of the award paid to Tenant.

8. HOLDING OVER. If Tenant retains possession of all or any portion of the Premises after the expiration or termination of the Lease, Tenant will pay Landlord, as liquidated damages and not as a penalty (the parties acknowledging the practical impossibility of ascertaining the amount of Landlord’s damages in the event of Tenant’s retention of possession), full monthly rent for any month or portion thereof Tenant remains in possession of the Premises at an annual rate equal to double the annual Base Rent payable for the Lease Year immediately preceding Tenant’s holdover computed on a monthly basis. The provisions of this Section do not waive Landlord’s right of re-entry or any other right of Landlord under the Lease.

9. CONDITION OF PREMISES. Subject to Section 6 of these Additional Covenants, Tenant will at its own expense keep the Premises in good repair and tenantable condition, and will promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, agents, invitees, or licensees. If the Premises contain exterior glass, then Tenant shall be responsible for the damage, breakage or repair of such glass, except to the extent such loss or damage is recoverable under Tenant’s Insurance, if any. If Tenant does not make the required replacements and repairs promptly and adequately, Landlord may but need not do so on Tenant’s behalf and the cost of the replacements and repairs will be billed to Tenant and paid within thirty (30) days of such bill.

10. ASSIGNMENT BY LANDLORD. Landlord may sell the Building or Landlord’s interest in the Building or assign all or any part of its interest in the Lease, and upon the written request of Landlord, Tenant must acknowledge and consent to any such assignment in writing. In the event of any such sale or assignment, Landlord will be entirely freed and relieved of all agreements and obligations of Landlord to be performed after the date of the sale or assignment; provided that Landlord’s purchaser or assignee agrees to assume all of Landlord’s obligations under the Lease from and after the date of sale or assignment.

11. NOTICES. All notices or deliveries required under this Agreement shall be in writing and will be hand-delivered or given by certified mail, return receipt requested, or by facsimile transmittal or by overnight courier service directed to the telecopier number or address of the party to whom the notice is directed, as set forth herein. All notices so given will be considered effective, if hand-delivered, when received; if delivered by certified mail, on the third business day following dispatch; if delivered by facsimile transmittal, through electronic confirmation of receipt (e.g. by machine generated evidence or receipt by the recipient machine) upon the day of transmittal if between the hours of 12:01 AM and 5:00 PM at the place of receipt or if after such hours, on the next business day; or if delivered by overnight courier service, the next business day following its deposit with such overnight courier service, provided, however, the courier confirms delivery or obtains a signature affirming receipt by the receiving party, either of which is sufficient, for such notice to be effective.

12. QUIET ENJOYMENT. So long as Tenant observes and performs all of its covenants and agreements under this Lease, Tenant will at all times during the Term peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns, subject to the provisions of this Lease.

13. MISCELLANEOUS.

A. Landlord will not be deemed in default under the Lease if it fails to perform any of the terms, covenants and conditions of the Lease on Landlord’s part to be performed, if the failure is due in whole or in part to a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the time for performance by Landlord will be extended by a time equal to the period of the delay so caused. No interruption of service resulting from a Force Majeure Event will relieve Tenant of its obligations under the Lease or render Landlord liable for damages.

B. All rights and remedies of Landlord set forth in the Lease are cumulative, none will exclude any other right or remedy allowed under the Lease or by law, and if any provision of the Lease is determined to be invalid or unenforceable, the invalidity or unenforceability will apply only to the effected provision and the remainder of the Lease will continue valid and enforceable.

C. The Lease is binding upon and inures to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

D. All delinquent Rent will bear interest at ten percent (10.00%).

E. Tenant agrees that from time to time, upon not less than seven (7) days’ prior written request by Landlord, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises to, promptly complete, execute and deliver to Landlord, Mortgagee or any other party or parties designated by Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Premises have been unconditionally accepted by the Tenant (or if not, stating particularly the reasons why the Premises have not been unconditionally accepted); (iv) the amount of any Security Deposit held hereunder; (v) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (vi) any other matter reasonably requested by Landlord. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement. Failure to give such a statement within seven (7) days after said written request shall be conclusive evidence, upon which Landlord and any such purchaser or Mortgagee shall be entitled to rely, that this Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting against Landlord or any such purchaser or Mortgagee any defaults of Landlord existing at that time but Tenant shall not thereby be relieved of the affirmative obligation to give such statement. Moreover, if Tenant fails to deliver or cause to be delivered such statement within said seven (7) day period, Landlord shall be entitled to collect from Tenant upon demand, as liquidated damages occasioned by such delay and not as a penalty (the actual damages resulting from such delay being impossible to ascertain), a sum equal to one-fifteenth of the monthly Base Rent for each day, up to fifteen (15) days, after the expiration of said seven (7) day period that Tenant fails to deliver such statement. If such failure persists after such fifteen (15) day period, Landlord shall be entitled to pursue any and all remedies it may have with respect to such Event of Default, including termination of this Lease or Tenant’s right to possession and collection of damages, including consequential damages, arising by reason of such Event of Default.

F. Tenant shall not abandon the Premises at any time during the Term. Any reentry by Landlord following abandonment by Tenant shall not, unless Landlord so elects in a written notice to Tenant, constitute or be deemed to constitute acceptance by Landlord of a surrender of this Lease, but rather, upon such abandonment, Tenant’s right to possession of the Premises shall cease, but Tenant shall remain liable for all of its obligations under this Lease. If Tenant shall abandon or surrender the Premises or be dispossessed by process of law or otherwise during the Term or at termination of the Term, any personal property left on the Premises shall be deemed to be abandoned at the option of Landlord, and title thereto shall pass to Landlord under this Lease as a bill of sale. For purposes of this Lease, and at the option of Landlord, the Premises shall be deemed vacated or abandoned if Tenant, or an agent or employee of Tenant, shall not have conducted Tenant’s ordinary business upon the Premises during any period of thirty (30) consecutive days or shall have transferred all or substantially all of its personnel, furniture and fixtures from the Premises without replacement.

G. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due will be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the required installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of the Lease or Tenant’s right of possession of the Premises will reinstate, continue or extend the Term.

H. Landlord and Tenant represent to each other that neither has dealt with any real estate broker, sales person or finder in connection with the Lease, and no such person initiated or participated in the negotiation of the Lease, or showed the Premises. Each party to the Lease agrees to indemnify and hold harmless the other party to the Lease, its agents and employees, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

I. Section captions in the Lease and in these Additional Covenants are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of the sections. The use of the singular in the Lease shall include the plural and vice versa.

J. The Lease will be governed by and construed in accordance with the laws of the State of Colorado. Resolution of any disputes under this Agreement shall only be held in courts in Denver, Colorado, and the parties expressly consent to personal jurisdiction in courts in Denver, Colorado, and waive any objections to such jurisdiction. Landlord and Tenant hereby waive their respective rights to trial by jury.

K. Time is of the essence of the Lease and the performance of all obligations thereunder and hereunder.

L. Notwithstanding anything in the Lease to the contrary, the liability of Landlord under the Lease will be limited to its interest in the Building and Tenant agrees that no judgment against Landlord under the Lease may be satisfied against any property or assets of Landlord other than the interest of Landlord in the Building.

M. Landlord, at Landlord’s sole option, may record or file the Lease or a memorandum of the Lease in the Office of the Clerk and Recorder of the City and County of Denver, Colorado.